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                                                                    Exhibit 99.1
                                                                    ------------
                             Joint Filing Agreement

     The undersigned hereby agree that this statement on Schedule 13D with respect to the securities of TTI Team Telecom International Ltd. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED:  December 30, 2005


NEUBERGER BERMAN, L.L.C.

    /s/ Kevin Handwerker
By: -----------------------------------
    Name: Kevin Handwerker
    Title: Chief Administrative Officer and General Counsel


NEUBERGER BERMAN, INC.

    /s/ Kevin Handwerker
By: -----------------------------------
    Name: Kevin Handwerker
    Title: Chief Administrative Officer and General Counsel


NEUBERGER BERMAN, L.L.C, on behalf of, and as investment advisor to, (i) LibertyView Special Opportunities Fund, L.P., and (ii) LibertyView Funds, L.P.


By:/s/ Kevin Handwerker
   ------------------------------------
    Name: Kevin Handwerker
    Title: Chief Administrative Officer and General Counsel